                                                                    EXHIBIT (21)



                             WALL STREET DELI, INC.
                                AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                   Percentage
                                                              State of             of Voting
                                                             Incorporation         Securities
                                                                                     Owned

 Sandwich Chef of Alabama, Inc.                                 Alabama              100%

 Downtown Food Service, Inc.                                  Tennessee              100%
 Sandwich Chef of Colorado, Inc.                               Colorado              100%

 Sandwich Chef of Texas, Inc.                                     Texas              100% (a)

 Sandwich Chef of D.C., Inc.                                   Delaware              100%

 Sandwich Chef of Illinois, Inc.                               Illinois              100%
 Sandwich Chef of Louisiana, Inc.                             Louisiana              100%





_____________________
(a)      Wholly-owned subsidiary of Sandwich Chef of Colorado, Inc.




                                      88